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                                                                      Exhibit 11



                        CONSENT OF INDEPENDENT AUDITORS






The Trustees and Shareholders
ARK Funds





We consent to the use of our report dated June 6, 1997, incorporated by reference herein and to the references to our Firm under the captions "Financial Highlights" in the Retail Class, Institutional Class and Institutional II Class prospectuses and "AUDITOR" in the statement of additional information.





                                        KPMG Peat Marwick LLP





Boston, Massachusetts
February 6, 1998